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INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-02828 and 333-40158 of Protection One, Inc. on Form S-8 of our report dated June 27, 2002, appearing in this Annual Report on Form 11-K of the Protection One 401(k) Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 27, 2002

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INDEPENDENT AUDITORS' CONSENT